Exhibit 99.1

SALARY CONTINUATION AGREEMENT

This Salary Continuation Agreement (this “Agreement”) by and between Community West Bank, a national banking association located in Goleta, California (hereinafter referred to as the “Employer”), and Martin Plourd (hereinafter referred to as the “Executive”), is effective as of the 30th day of December, 2013, with reference to the following:

WITNESSETH:

WHEREAS, the Executive is employed by the Employer;

WHEREAS, the Employer recognizes the valuable services the Executive has performed for the Employer and wishes to encourage the Executive’s continued employment and to provide the Executive with additional incentive to achieve corporate objectives;

WHEREAS, the Employer wishes to provide the terms and conditions upon which the Employer shall pay additional retirement benefits to the Executive;

WHEREAS, the Employer and the Executive intend this Agreement shall at all times be administered and interpreted in compliance with Code Section 409A; and

WHEREAS, the Employer intends this Agreement shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation arrangement, maintained primarily to provide supplemental retirement benefits for the Executive, a member of select group of management or highly compensated employee of the Employer.

NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Employer and the Executive agree as follows:

ARTICLE 1
DEFINITIONS

For the purpose of this Agreement, the following phrases or terms shall have the indicated meanings:

1.1               “Accrued Benefit” means the dollar value of the liability that should be accrued by the Employer for each Plan Year, under Generally Accepted Accounting Principles, as consistently applied in accordance with the practices of the Employer, for the Employer’s obligation to the Executive under this Agreement, calculated by applying Accounting Standards Codification 710-10 and the Discount Rate, provided, however, that in the event a Separation of Service occurs during a Plan Year, the Accrued Benefit shall include an amount equal to the Accrued Benefit for that Plan Year divided by twelve (12) and multiplied by the number of full calendar months in that Plan Year prior to the date of the Separation of Service.

1.2               “Administrator” means the Board or its designee.

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1.3               “Affiliate” means any business entity with whom the Employer would be considered a single employer under Code Section 414(b) and 414(c).  Such term shall be interpreted in a manner consistent with the definition of “service recipient” contained in Code Section 409A.

1.4               “Beneficiary” means the person or persons designated in writing by the Executive to receive benefits hereunder in the event of the Executive’s death.

1.5               “Board” means the Board of Directors of the Employer.

1.6               “Cause” means any of the following acts or circumstances: gross negligence or gross neglect of duties to the Employer, as determined by at least a majority of the Independent Board Members; conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Employer; or fraud, disloyalty, dishonesty or willful violation of any law or significant Employer policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Employer.

1.7               “Change in Control” means a change in the ownership or effective control of the Employer or Corporation, or in the ownership of a substantial portion of the assets of the Employer or Corporation, as such change is defined in Code Section 409A and regulations thereunder.

1.8               “Claimant” means a person who believes that he or she is being denied a benefit to which he or she is entitled hereunder.

1.9               “Code” means the Internal Revenue Code of 1986, as amended, and the rules regulations, and guidance of general application issued thereunder by the Department of the Treasury.

1.10            “Constructive Termination” means a Separation from Service caused by the Executive’s resignation within ninety (90) days following the Executive’s discovery of the occurrence of one or more of the following events:

(a) the assignment to the Executive, without the Executive’s written consent, of any duties inconsistent in any respect (including title, status, office and reporting requirements) with the Executive’s position, duties, responsibilities and status with the Employer prior to such assignment, or any subsequent removal of the Executive from, or any failure to re-elect him to, any such position;
(b) the termination and/or reduction, without the Executive’s written consent, in the Executive’s facilities (including office space and general location) and staff reporting and available to the Executive;
(c) the reduction by the Employer of the Executive’s total cash compensation, base salary or of any incentive compensation formula applicable to him or the failure by the Employer to increase the Executive’s base salary each year by an amount which equals at least one-half (1/2), on a percentage basis, of the percentage increase in base salary for all executive officers (except “Executive”) of the Employer or any successors thereof, during the prior two (2) calendar years;
(d) the failure by the Employer to maintain any of the employee benefits to which the Executive is entitled at a substantially equal level, through the continuation of the same or  substantially similar plans, programs or policies; or the taking of any action by the Employer which would materially affect the Executive’s participation in or reduce the Executive’s benefits under any such plans, programs or policies, or deprive the Executive of any material fringe benefits previously enjoyed by the Executive;

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(e) a failure by the Employer to provide the Executive with at least the same number of paid vacation days and leave to which the Executive would have been entitled as a salaried employee of the Employer or any parent or successor of the Employer with the same tenure; and
(f) the Employer requiring the Executive to be based anywhere other than within thirty-five (35) miles of the office where the Executive is currently based, except for required travel on the Employer’s business to the extent substantially consistent with the Executive’s business travel obligations.

1.11            “Corporation” means Community West Bancshares.

1.12            “Disability” means a condition of the Executive whereby the Executive either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.  The Administrator will determine whether the Executive has incurred a Disability based on its own good faith determination and may require the Executive to submit to reasonable physical and mental examinations for this purpose. The Executive shall be entitled to submit his own reports to the Administrator concerning his Disability and the Administrator shall take such reports into consideration. The Executive will also be deemed to have incurred a Disability if determined to be totally disabled in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the initial sentence of this Section; and provided further that Executive shall be required to submit proof to the Administrator of the disability insurance program’s determination of disability.

1.13            “Discount Rate” means the rate used by the Administrator for determining the Accrued Benefit.  The initial Discount Rate is 3.84%.   The rate is based on the 20 year AAA bond rate and shall be adjusted quarterly on the first day of each calendar quarter. Administrator may further adjust the Discount Rate to maintain the rate within reasonable standards according to Generally Accepted Accounting Principles and applicable bank regulatory guidance.

1.14            “Early Involuntary Termination” means that the Executive, prior to Normal Retirement Age, has experienced a Constructive Termination or a Separation from Service, following receipt of a written notification from the Employer that such Separation from Service has occurred for reasons other than Cause, Disability, Early Voluntary Termination, or within twenty-four (24) months following a Change in Control.

1.15            “Early Voluntary Termination” means that the Executive, prior to Normal Retirement Age, experiences a Separation from Service for reasons other than Cause, Disability, Early Involuntary Termination, Constructive Termination, or within twenty-four (24) months following a Change in Control.

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1.16            “Effective Date” means December 30, 2013.

1.17	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.18	“Independent Board Member” means a member of the Board that is not an employee of the Employer or an Affiliate of the Employer and has not been an employee of the Employer or an Affiliate of the Employer at any time during the immediately preceding three (3) year period.

1.19	“Normal Retirement Age” means the date the Executive attains age sixty-six (66).

1.20            “Plan Year” means each twelve (12) month period commencing on January 1 and ending on December 31 of each year.  The initial Plan Year shall commence on the Effective Date and end on the following December 31.

1.21            “Separation from Service” means a termination of the Executive’s employment with the Employer and its Affiliates for reasons other than death or Disability.  A Separation from Service may occur as of a specified date for purposes of this Agreement even if the Executive continues to provide some services for the Employer or its Affiliates after that date, provided that the facts and circumstances indicate that the Employer and the Executive reasonably anticipated at that date that either no further services would be performed after that date, or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or the full period during which the Executive performed services for the Employer, if that is less than thirty-six (36) months).  A Separation from Service will not be deemed to have occurred while the Executive is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months or, if longer, the period for which a statute or contract provides the Executive with the right to reemployment with the Employer.  If the Executive’s leave exceeds six (6) months but the Executive is not entitled to reemployment under a statute or contract, the Executive incurs a Separation of Service on the next day following the expiration of such six (6) month period.  In determining whether a Separation of Service occurs the Administrator shall take into account, among other things, the definition of “service recipient” and “employer” set forth in Treasury Regulation §1.409A-1(h)(3).  The Administrator shall have full and final authority to determine conclusively whether a Separation from Service occurs and the date of such Separation from Service.

1.22            “Specified Employee” means an individual that satisfies the definition of a “key employee” of the Employer as such term is defined in Code §416(i) (without regard to Code §416(i)(5)), provided that the stock of the Employer is publicly traded on an established securities market or otherwise, as defined in Code §1.897-1(m).  If the Executive is a key employee at any time during the twelve (12) months ending on December 31, the Executive is a Specified Employee for the twelve (12) month period commencing on the first day of the following April.

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ARTICLE 2
PAYMENT OF BENEFITS

2.1               Normal Retirement Benefit.  Upon Separation from Service after Normal Retirement Age, the Employer shall pay the Executive an annual benefit for fifteen (15) years in the amount of One Hundred Thousand Dollars ($100,000) ($1,500,000 in the aggregate) in lieu of any other benefit hereunder.  The annual benefit will be paid in one hundred eighty (180) equal monthly installments commencing the month following the date of Executive’s Separation from Service.

2.2               Early Voluntary Termination Benefit.  If Early Voluntary Termination occurs, neither the Executive nor the Beneficiary shall be due any benefit hereunder and the Employer’s obligations under this Agreement shall terminate.

2.3               Early Involuntary Termination Benefit.  If Early Involuntary Termination occurs, the Employer shall pay the Executive 100% of the Accrued Benefit, calculated as of the date of Separation from Service. The benefit will be paid in a lump sum within thirty (30) days following Separation of Service.

2.4               Disability Benefit.  In the event the Executive suffers a Disability prior to Normal Retirement Age, the Employer shall pay the Executive 100% of the Accrued Benefit in lieu of any other benefit hereunder.  The benefit will be paid to Executive in one hundred eighty (180) equal monthly installments commencing the month following Normal Retirement Age. .

2.5               Change in Control Benefit.  If a Change in Control occurs, followed within twenty-four (24) months by Separation of Service prior to Normal Retirement Age, the Employer shall pay the Executive a lump sum benefit in the amount of One Million One Hundred Thirty Thousand Three Hundred Fifty-Seven Dollars ($1,130,357) and any Gross-Up Payment specified in Section 2.14 in lieu of any other benefit hereunder.  The benefit in this Section 2.5 will be paid in a lump sum within thirty (30) days following Separation from Service, with the precise date of payment determined by the Employer in its sole discretion and any Gross-Up Payment due under Section 2.14 shall be paid according to the provisions of that Section.

2.6               Death Prior to Commencement of Benefit Payments.  In the event the Executive dies prior to Separation from Service, the Employer shall pay the Beneficiary an annual benefit for fifteen (15) years in the amount of One Hundred Thousand Dollars ($100,000) ($1,500,000 in the aggregate) in lieu of any other benefit hereunder.  The annual benefit will be paid in one hundred eighty (180) equal monthly installments commencing the month following the date of Executive’s death.

2.7               Death Subsequent to Commencement of Benefit Payments.  In the event the Executive dies while receiving payments under Section 2.1, 2.3 or 2.5, but prior to receiving all payments due and owing hereunder, the Employer shall pay the Beneficiary the same amounts at the same times as the Employer would have paid the Executive had the Executive survived.  In the event the Executive dies after being disabled, all payments, if any under Section 2.4 shall cease and in lieu thereof, the Employer shall pay the Beneficiary a benefit equal to One Million Five Hundred Thousand Dollars ($1,500,000) less the aggregate of all amounts paid (if any) to Executive under Section 2.4 by Employer to the date of Executive’s death (the “Section 2.7 Benefit”) paid in one hundred eighty (180) equal monthly installments commencing the month following the date of Executive’s death; provided, however, that if the Section 2.7 Benefit is less than $250,000, then the Section 2.7 Benefit shall be paid in a lump sum payment to Beneficiary within thirty (30) days following the Employer’s determination of the amount of the Section 2.7 Benefit.

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2.8               Termination for Cause.  If: (i) the Employer terminates the Executive’s employment for Cause; or (ii) the Executive is removed from office or permanently prohibited from participating in the Employer’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(e)(4) or (g)(1), then the Executive shall not be entitled to any benefits under the terms of this Agreement and all obligations of the Employer under this Agreement shall terminate as of the effective date of the Separation from Service.

2.9               Restriction on Commencement of Distributions.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at the time of Separation from Service, the provisions of this Section shall govern all distributions hereunder.  Distributions which would otherwise be made to the Executive due to Separation from Service shall not be made during the first six (6) months following Separation from Service.  Rather, any distribution which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following Separation from Service, or if earlier, upon the Executive’s death.  All subsequent distributions shall be paid as they would have had this Section not applied.

2.10             Acceleration of Payments.  Except as specifically permitted herein, no acceleration of the time or schedule of any payment may be made hereunder.  Notwithstanding the foregoing, payments may be accelerated, in accordance with the provisions of Treasury Regulation §1.409A-3(j)(4) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the federal government; (iii) in compliance with the ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code §402(g)(1)(B)); (v) to pay employment-related taxes; or (vi) to pay any taxes that may become due at any time that this Agreement fails to meet the requirements of Code Section 409A.

2.11            Delays in Payment by Employer.  A payment may be delayed to a date after the designated payment date under any of the circumstances described below, and invoking such a delay will not fail to meet the requirements of establishing a permissible payment event.  The delay in the payment will not constitute a subsequent deferral election, so long as the Employer treats all payments to similarly situated employees on a reasonably consistent basis.

(a)            Payments subject to Code Section 162(m).  If the Employer reasonably anticipates that the Employer’s deduction with respect to any distribution under this Agreement would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution from this Agreement is deductible, the Employer may delay payment of any amount that would otherwise be distributed under this Agreement.  The delayed amounts shall be distributed to the Executive (or the Beneficiary in the event of the Executive’s death) at the earliest date the Employer reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

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(b)            Payments that would violate Federal securities laws or other applicable law.  A payment may be delayed where the Employer reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law provided that the payment is made at the earliest date at which the Employer reasonably anticipates that the making of the payment will not cause such violation.  The making of a payment that would cause inclusion in gross income or the application of any penalty provision of the Internal Revenue Code is not treated as a violation of law.
(c)            Solvency.  Notwithstanding the above, a payment may be delayed where the payment would jeopardize the ability of the Employer to continue as a going concern.

2.12            Treatment of Payment as Made on Designated Payment Date.  Solely for purposes of determining compliance with Code Section 409A, any payment under this Agreement made after the required payment date shall be deemed made on the required payment date provided that such payment is made by the latest of: (i) the end of the calendar year in which the payment is due; (ii) the 15th day of the third calendar month following the payment due date; (iii) if Employer cannot calculate the payment amount on account of administrative impracticality which is beyond the Executive’s control, the end of the first calendar year which payment calculation is practicable; and (iv) if the Employer does not have sufficient funds to make the payment without jeopardizing the Employer’s solvency, in the first calendar year in which the Employer’s funds are sufficient to make the payment.

2.13            Facility of Payment.  If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence; or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee.  Any such distribution shall fully discharge the Employer and the Administrator from further liability on account thereof.

2.14            Excise Tax Gross Up.  In the event any payment or benefits provided or to be provided by the Employer to or on behalf of the Executive under this Agreement, when added to all other payments and benefits provided to or on behalf of the Executive pursuant to all other plans, programs, agreements and understandings with the Executive in connection with his Separation from Service constitute parachute payments within the meaning of Code Section 280G and will be subject to the excise tax under Code Section 4999 (or any successor provision thereto) or any interest or penalties with respect to such excise tax, then the Employer shall pay the Executive, within five (5) days of the date such tax, interest or penalties is required to be paid by the Executive or withheld by the Employer, an additional cash payment (the “Gross-Up Payment”) in an amount such that the after-tax proceeds of the Gross-Up Payment (including any income tax or excise tax on the Gross-Up Payment) will be equal to the amount of the excise tax, interest and/or penalties.

2.15            Changes in Form of Timing of Benefit Payments.  The Employer and the Executive may, subject to the terms hereof, amend this Agreement to delay the timing or change the form of payments.  Any such amendment:

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(a)            must take effect not less than twelve (12) months after the amendment is made;
(b)            must, for benefits distributable due solely to the arrival of a specified date, or on account of Separation from Service or Change in Control, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made;
(c)            must, for benefits distributable due solely to the arrival of a specified date, be made not less than twelve (12) months before distribution is scheduled to begin; and
(d)            may not accelerate the time or schedule of any distribution.

ARTICLE 3
BENEFICIARIES

3.1               Designation of Beneficiaries.  The Executive may designate any person to receive any benefits payable under this Agreement upon the Executive’s death, and the designation may be changed from time to time by the Executive by filing a new designation.  Each designation will revoke all prior designations by the Executive, shall be in the form prescribed by the Administrator, and shall be effective only when filed in writing with the Administrator during the Executive’s lifetime.  If the Executive names someone other than the Executive’s spouse as a Beneficiary, the Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Administrator, executed by the Executive’s spouse and returned to the Administrator.  The Executive’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.

3.2               Absence of Beneficiary Designation.  In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Executive, the Employer shall pay the benefit payment to the Executive’s spouse.  If the spouse is not living then the Employer shall pay the benefit payment to the Executive’s living descendants per stirpes, and if there no living descendants, to the Executive’s estate.  In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Executive’s personal representative, executor, or administrator.

ARTICLE 4
ADMINISTRATION

4.1               Administrator Duties.  The Administrator shall be responsible for the management, operation, and administration of this Agreement.  When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by the Employer, Executive or Beneficiary.  No provision of this Agreement shall be construed as imposing on the Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.

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4.2               Administrator Authority.  The Administrator shall enforce this Agreement in accordance with its terms, shall be charged with the general administration of this Agreement, and shall have all powers necessary to accomplish its purposes.

4.3               Binding Effect of Decision.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Agreement.

4.4               Compensation, Expenses and Indemnity.  The Administrator shall serve without compensation for services rendered hereunder.  The Administrator is authorized at the expense of the Employer to employ such legal counsel and/or record-keeper as it may deem advisable to assist in the performance of its duties hereunder.  Expense and fees in connection with the administration of this Agreement shall be paid by the Employer.

4.5               Employer Information.  The Employer shall supply full and timely information to the Administrator on all matters relating to the Executive’s compensation, death, Disability or Separation from Service, and such other information as the Administrator reasonably requires.

4.6               Compliance with Code Section 409A.  The Employer and the Executive intend that this Agreement comply with the provisions of Code Section 409A to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year prior to the year in which amounts are actually paid to the Executive or Beneficiary.  This Agreement shall be construed, administered and governed in a manner that affects such intent, and the Administrator shall not take any action that would be inconsistent therewith.

ARTICLE 5
CLAIMS AND REVIEW PROCEDURES

5.1               Claims Procedure.  A Claimant who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows.

(a)            Initiation – Written Claim.  The Claimant initiates a claim by submitting to the Administrator a written claim for the benefits.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.
(b)            Timing of Administrator Response.  The Administrator shall respond to such Claimant within ninety (90) days after receiving the claim.  If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

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(c)            Notice of Decision.  If the Administrator denies part or all of the claim, the Administrator shall notify the Claimant in writing of such denial.  The Administrator shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth:  (i) the specific reasons for the denial; (ii) a reference to the specific provisions of this Agreement on which the denial is based; (iii) a description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed; (iv) an explanation of this Agreement’s review procedures and the time limits applicable to such procedures; and (v) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

5.2               Review Procedure.  If the Administrator denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Administrator of the denial as follows.

(a)            Initiation – Written Request.  To initiate the review, the Claimant, within sixty (60) days after receiving the Administrator’s notice of denial, must file with the Administrator a written request for review.
(b)            Additional Submissions – Information Access.  The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Administrator shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.
(c)            Considerations on Review.  In considering the review, the Administrator shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(d)            Timing of Administrator Response.  The Administrator shall respond in writing to such Claimant within sixty (60) days after receiving the request for review.  If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.
(e)            Notice of Decision.  The Administrator shall notify the Claimant in writing of its decision on review.  The Administrator shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth:  (a) the specific reasons for the denial; (b) a reference to the specific provisions of this Agreement on which the denial is based; (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and (d) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

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ARTICLE 6
AMENDMENT AND TERMINATION

6.1               Agreement Amendment Generally.  Except as provided in Section 6.2, this Agreement may be amended only by a written agreement signed by both the Employer and the Executive.

6.2               Amendment to Insure Proper Characterization of Agreement.  Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended by the Employer at any time, if found necessary in the opinion of the Employer, i) to ensure that this Agreement is characterized as a plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA, ii) to conform this Agreement to the requirements of any applicable law or iii) to comply with the written instructions of the Employer’s auditors or banking regulators so long as any such modification does not result in the Executive receiving less than he would otherwise be entitled to receive in the absence of any such modification.

6.3               Agreement Termination Generally.  This Agreement may be terminated only by a written agreement signed by the Employer and the Executive.  Such termination shall not cause a distribution of benefits under this Agreement.  Rather, upon such termination, benefit distributions will be made at the earliest distribution event permitted under Article 2.

ARTICLE 7
GENERAL LIMITATIONS

7.1               Default.  Despite any contrary provision of this Agreement, if the Employer is in “default” or “in danger of default,” as those terms are defined in Section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(x), all obligations under this Agreement shall terminate.

7.2               FDIC Open-Bank Assistance.  All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Employer, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Federal Deposit Insurance Act Section 13(c), 12 U.S.C. § 1823(c).  Rights of the parties that have already vested shall not be affected by such action, however.

7.3               OCC Troubled Condition Designation.  In the event that the Employer is deemed by the Federal Deposit Insurance Corporation to be in “troubled condition,” as defined in 12 C.F.R. Section 5.51(6), any payment to be paid pursuant to this Agreement will be made only as permitted by applicable federal law and regulations.

ARTICLE 8
MISCELLANEOUS

8.1               No Effect on Other Rights.  This Agreement constitutes the entire agreement between the Employer and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.  Nothing contained herein will confer upon the Executive the right to be retained in the service of the Employer nor limit the right of the Employer to discharge or otherwise deal with the Executive without regard to the existence hereof.

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8.2               State Law.  To the extent, not governed by ERISA, the provisions of this Agreement shall be construed and interpreted according to the internal law of the State of California without regard to its conflicts of laws principles.

8.3               Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

8.4               Nonassignability.  Except as provided in this Agreement with respect to any Beneficiary, benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.5               Unsecured General Creditor Status.  Payment to the Executive or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Employer and no person shall have any interest in any such asset by virtue of any provision of this Agreement.  The Employer’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  In the event that the Employer purchases an insurance policy insuring the life of the Executive to recover the cost of providing benefits hereunder, neither the Executive nor the Beneficiary shall have any rights whatsoever in said policy or the proceeds therefrom except as may be specifically provided in any such policy.

8.6               Life Insurance.  If the Employer chooses to obtain insurance on the life of the Executive in connection with its obligations under this Agreement, the Executive hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Employer or the insurance company designated by the Employer.

8.7               Unclaimed Benefits.  The Executive shall keep the Employer informed of the Executive’s current address and the current address of the Beneficiary.  If the location of the Executive is not made known to the Employer within three years after the date upon which any payment of any benefits may first be made, the Employer shall delay payment of the Executive’s benefit payment(s) until the location of the Executive is made known to the Employer; however, the Employer shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of three (3) years.  Upon expiration of the three (3) year period, the Employer may discharge its obligation by payment to the Beneficiary.  If the location of the Beneficiary is not made known to the Employer by the end of an additional two (2) month period following expiration of the three (3) year period, the Employer may discharge its obligation by payment to the Executive’s estate.  If there is no estate in existence at such time or if such fact cannot be determined by the Employer, the Executive and Beneficiary shall thereupon forfeit all rights to any benefits provided under this Agreement.

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8.8               Suicide or Misstatement.  No benefit shall be distributed hereunder if the Executive commits suicide within two (2) years after the Effective Date, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Employer denies coverage for material misstatements of fact made by the Executive on an application for life insurance.

8.9               Removal.  Notwithstanding anything in this Agreement to the contrary, the Employer shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued pursuant to Section 8(e) of the Federal Deposit Insurance Act.  Furthermore, any payments made to the Executive pursuant to this Agreement shall, if required, comply with 12 U.S.C. 1828, FDIC Regulation 12 CFR Part 359 and any other regulations or guidance promulgated thereunder.

8.10            Notice.  Any notice, consent or demand required or permitted to be given to the Employer or Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the Employer’s principal business office.  Any notice or filing required or permitted to be given to the Executive or Beneficiary under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Executive or Beneficiary, as appropriate.  Any notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

8.11            Headings and Interpretation.  Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed part of this Agreement.  Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

8.12            Alternative Action.  In the event it becomes impossible for the Employer or the Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Employer or Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Employer, provided that such alternative act does not violate Code Section 409A.

8.13            Coordination with Other Benefits.  The benefits provided for the Executive or the Beneficiary under this Agreement are in addition to any other benefits available to the Executive under any other plan or program for employees of the Employer.  This Agreement shall supplement and shall not supersede, modify, or amend any other such plan or program except as may otherwise be expressly provided herein.

8.14            Inurement.  This Agreement shall be binding upon and shall inure to the benefit of the Employer, its successor and assigns, and the Executive, the Executive’s successors, heirs, executors, administrators, and the Beneficiary.

8.15            Tax Withholding.  The Employer may make such provisions and take such action as it deems necessary or appropriate for the withholding of any taxes which the Employer is required by any law or regulation to withhold in connection with any benefits under this Agreement.  Except as provided in Section 2.14, the Executive shall be responsible for the payment of all individual tax liabilities relating to any benefits paid hereunder.

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8.16            Aggregation of Agreement.  If the Employer offers other non-account balance deferred compensation plans, this Agreement and those plans shall be treated as a single plan to the extent required under Code Section 409A.

8.17            Attorney’s Fees. In the event of any legal action or proceeding brought by either party to enforce any part of this Agreement, the prevailing party shall recover, in addition to all other relief, reasonable attorney’s fees and costs.

IN WITNESS WHEREOF, the Executive and a representative of the Employer have executed this Agreement document this 28th Day of January, 2014 as indicated below:

Executive:	Community West Bank NA:

By
Martin E. Plourd		Robert Bartlein, Chairman of the Board of Directors

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SALARY CONTINUATION AGREEMENT
Beneficiary Designation

I designate the following as Beneficiary under this Agreement:

Primary

%

Contingent
%
%

I understand that I may change this beneficiary designation by delivering a new written designation to the Administrator, which shall be effective only upon receipt by the Administrator prior to my death.  I further understand that the designation will be automatically revoked if the Beneficiary predeceases me or if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Signature:	Date:

SPOUSAL CONSENT (Required only if Administrator requests and someone other than spouse is named Beneficiary)

I consent to the beneficiary designation above. I also acknowledge that if I am named Beneficiary and my marriage is subsequently dissolved, the beneficiary designation will be automatically revoked.

Spouse Name:

Signature:	Date:

Received by the Administrator this ________ day of ___________________, 20__

By:
Title:

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